                                                                     EXHIBIT 4.3

                            STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT is dated as of the 11th day of August, 2000 by and between Coulter Pharmaceutical, Inc., a Delaware corporation with its principal office at 600 Gateway Blvd., South San Francisco, CA 94080 (the "Company"), and the several purchasers named in the attached Exhibit A (individually, a "Purchaser" and collectively, the "Purchasers").

        WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of up to 1,655,000 shares (the "Shares") of the authorized but unissued shares of common stock, $.001 par value per share, of the Company (the "Common Stock"); and

        WHEREAS, the Purchasers, severally, wish to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

        NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

        1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

             (a) "AFFILIATE" of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

             (b) "CLOSING DATE" means the date of the Closing.

             (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

             (d) "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

             (e) "MAJORITY PURCHASERS" shall mean Purchasers which, at any given time, hold greater than fifty percent (50%) of the voting power of the outstanding Shares.

             (f) "SEC" shall mean the Securities and Exchange Commission.

             (g) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

        2. PURCHASE AND SALE OF SHARES.

             2.1 PURCHASE AND SALE. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing, the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $ 21.625 per


                                       1.

share. The total purchase price payable by each Purchaser for the number of shares of Common Stock that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Purchase Price" on Exhibit A hereto. The aggregate purchase price payable by the Purchasers to the Company for all of the Shares shall be $35,789,375.

             2.2 CLOSING. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Palo Alto, California, on August 28, 2000 or at such other location, date and time as may be agreed upon between the Purchasers and the Company. At the Closing, the Company shall deliver to each Purchaser a single stock certificate, registered in the name of such Purchaser, representing the number of shares of Common Stock purchased by such Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers as follows:

             3.1 INCORPORATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted.

             3.2 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which 17,112,832 shares are outstanding on the date hereof and (ii) 3,000,000 shares of preferred stock, of which no shares are outstanding on the date hereof. Except as described in the SEC Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

             3.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the



                                       2.

Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement, and the Registration Rights Agreement.

             3.4 VALID ISSUANCE OF THE SHARES. The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable.

             3.5 FINANCIAL STATEMENTS. The Company has furnished to each Purchaser its audited Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year ended December 31, 1999, its audited Balance Sheet as of December 31, 1999, its unaudited Statements of Income, Stockholders' Equity and Cash Flows for the six month period ending June 30, 2000, and its unaudited Balance Sheet as of June 30, 2000. All such financial statements are hereinafter referred to collectively as the "Financial Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since June 30, 2000, to the Company's knowledge, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), affairs, operations, prospects or condition (financial or other) of the Company.

             3.6 SEC DOCUMENTS. The Company has furnished to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2000, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing June 30, 2000 and ending on the date hereof. The Company will, promptly upon the filing thereof, also furnish to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.6 being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

             3.7 CONSENTS. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this



                                       3.

Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained and will be effective as of the Closing Date.

             3.8 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, role or regulations, applicable to the Company or its respective properties or assets.

             3.9 BROKERS OR FINDERS. Except for Pacific Growth Equities, Inc. and Deutsche Banc Alex Brown the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to Pacific Growth Equities, Inc., the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

             3.10 NASDAQ NATIONAL MARKET. The Common Stock is listed on the Nasdaq National Market System, and there are no proceedings to revoke or suspend such listing.

             3.11 ABSENCE OF LITIGATION. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

        4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

             4.1 AUTHORIZATION. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite corporate power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.



                                       4.

             4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

             4.3 INVESTOR STATUS; ETC. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Shares, such Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

             4.4 SHARES NOT REGISTERED. Such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

             4.5 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

             4.6 BROKERS. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

             4.7 CONSENTS. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

        5. CONDITIONS PRECEDENT.

             5.1 CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CONSUMMATE THE CLOSING. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:



                                       5.

                    (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1 (a)).

                    (b) The Registration Rights Agreement shall have been executed and delivered by the Company.

                    (c) The Company shall have performed all obligations and conditions herein required to be performed by the Company on or prior to the Closing Date.

                    (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                    (e) The purchase of and payment for the Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

                    (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

             5.2 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CONSUMMATE THE CLOSING. The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

                    (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).



                                       6.

                    (b) The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

                    (c) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

                    (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                    (e) The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

                    (f) Each of the Purchasers shall have executed and delivered to the Company a Purchaser's Questionnaire, in the form attached hereto as Exhibit B, pursuant to which each such Purchaser shall provide information necessary to confirm each such Purchaser's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act)".

                    (g) Each of the other Purchasers shall have purchased, in accordance with this Agreement, the number of shares of Common Stock set forth opposite its name under the heading "Number of Shares to be Purchased" on Exhibit A.

                    (h) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

        6. TRANSFER, LEGENDS.

             6.1 SECURITIES LAW TRANSFER RESTRICTIONS. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place



                                       7.

such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

             6.2 LEGENDS. Each certificate requesting any of the Shares shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

             "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

        7. TERMINATION; LIABILITIES CONSEQUENT THEREON. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

             (a) by the Purchasers, upon notice Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to August 31, 2000; or

             (b) by the Company, upon notice to the Purchasers if the conditions set forth in Section 5.2 shall not have been satisfied on or prior to August 31, 2000; or

             (c) at any time by mutual agreement of the Company and the Purchasers; or

             (d) by the Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof, (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1 (d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

             (e) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1



                                       8.

(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

        Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

        8. MISCELLANEOUS PROVISIONS.

             8.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

             8.2 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

             8.3 NOTICES.

                    (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

                    (b) All correspondence to the Company shall be addressed as follows:

                                       Coulter Pharmaceutical, Inc.
                                       600 Gateway Blvd.
                                       South San Francisco, CA  94080
                                       Attention:  Michael F. Bigham
                                       Title:  Chief Executive Officer
                                       Telecopier: (650) 553-2728

                             with a copy to:

                                       James C. Kitch
                                       Cooley Godward LLP
                                       5 Palo Alto Square
                                       Palo Alto, CA  94306
                                       Telecopier: (650) 849-7400



                                       9.

                    (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

                    (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

             8.4 CAPTIONS. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

             8.5 SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

             8.6 GOVERNING LAW; INJUNCTIVE RELIEF.

                    (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of California and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

                    (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of California, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

             8.7 WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

             8.8 EXPENSES. Each party will bear its own costs and expenses in connection with this Agreement.

             8.9 ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this



                                      10.

Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

             8.10 SURVIVAL. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

             8.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Purchasers.

        The foregoing agreement is hereby executed as of the date first above written.

                                       COMPANY:

                                       Coulter Pharmaceutical, Inc.

                                       By:
                                          ------------------------------------


IN INITIAL INVESTOR'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED EVEN DATE HEREWITH SHALL CONSTITUTE THE INITIAL INVESTOR'S SIGNATURE TO THIS STOCK PURCHASE AGREEMENT.



                                      11.

                                    EXHIBIT A

                                   PURCHASERS


                                                                                       NUMBER OF SHARES TO BE
                              PURCHASERS                                                      PURCHASED
                              ----------                                               ----------------------
Alta Embarcadero BioPharma, LLC ...........................................                     10,824
Alta BioPharma Partners, LP. ..............................................                    287,173
Coulter Pharmaceuticals Chase Partners (Alta Bio), LLC ....................                    164,003
Marcuard Cook & Cie, SA ...................................................                     20,000
Narragansett Offshore Ltd. ................................................                     57,000
Narragansett I LP. ........................................................                     43,000
Three Arch Partners III, L.P. .............................................                    219,219
Three Arch Partners III, L.P. .............................................                     11,781
The Timken Living Trust UAD 9/14/99 .......................................                     50,000
Baker / Tisch Investments LLC .............................................                     92,400
Four Partners .............................................................                    231,000
FBB Associates ............................................................                     46,200
Baker Bros. Investments ...................................................                     92,400
Veritas SG Investment Trust GmbH ..........................................                     80,000
John Sullivan IRA .........................................................                      2,200
Herbert G. Roskind, Jr. IRA ...............................................                      2,100
Presbyterian Homes * Family Services, Inc. ................................                      2,800
International Truck & Engine Corp. - Hourly ...............................                     10,500
International Truck & Engine Corp. - Salaried .............................                     15,600
International Truck & Engine Corp.- VEBA ..................................                      8,100
The University of Mississippi .............................................                      1,100
The University of Mississippi Medical  Center .............................                      1,700
The University of Mississippi Foundation ..................................                      8,200
Michigan Botanic Garden Foundation ........................................                      2,300
Meijer Foundation .........................................................                      3,200
Frederik Meijer Charitable Trust ..........................................                      3,300
ATP Tour Inc. Player Pension Plan .........................................                      2,000
MJH Foundation ............................................................                      6,800
Commonfund Group ..........................................................                     49,000
City of Springfield .......................................................                      3,600



                                       1.

Charlottesville, VA Retirement System .....................................                      2,100
Meijer, Inc. Pension Plan .................................................                     10,300
Bridgeport Hospital Pension ...............................................                      1,700
Bridgeport Hospital Foundation ............................................                        900
Bridgewater College .......................................................                      1,700
Trustees of Boston College ................................................                      4,500
University of Virginia ....................................................                      3,800
Richard M. Drury IRA ......................................................                      1,400
Joan P. Drury IRA .........................................................                        100
James B. & Bruce R. Murray ................................................                      4,000
Ned's Island Investment Corp. .............................................                      2,700
Joseph F. & Marlene M. Bonasera ...........................................                      1,000
Frederik G.H. Meijer Trust ................................................                        900
Lena E. S. Meijer Trust ...................................................                        400
Laura C. Roskind ..........................................................                        100
Wheaton College ...........................................................                      8,200
Tremont Temple Baptist Church General Trust Fund ..........................                     10,000
Tremont Temple Bobbie Currie Sunday School Fund ...........................                      3,000
The Berkeley Retirement Home ..............................................                      3,000
Baillie Lumber Co. Inc. Profit Share Plan .................................                      3,800
Dows - First Calvary Baptist Church .......................................                      2,000
Buzz Johnson, IRA .........................................................                      1,600
Society for the Preservation of New England Antiquities ...................                      3,700
The Evangelical Covenant Church Pension Fund ..............................                      4,900
1101 Foundation ...........................................................                      3,300
General Board of Church of Nazarene .......................................                     21,000
St. Joseph Health System ..................................................                     15,500
Bryan N. Danforth #2 ......................................................                      6,000
Jeffrey S. Meyer ..........................................................                        700
Richard J. Tavilla ........................................................                      1,500
Kirk Ware .................................................................                      1,200
Dr. G. Timothy Johnson M.D., P.C., MPPP ...................................                      1,000
Republic National Bank INSIGHT Funds ......................................                      1,500



                                       2.

                                   EXHIBIT B

                             INVESTOR QUESTIONNAIRE

INSTRUCTIONS

     The purpose of this Questionnaire is to determine whether you meet the investor suitability standards imposed by Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and generally to assist Coulter Pharmaceutical, Inc. (the "Company") in complying with the requirements of the Act and any applicable state securities laws. The securities being offered have not been, and will not be, registered under the Act and are being sold in reliance upon an exemption from the registration requirements of the Act and exemptions from applicable state securities laws. The information furnished herein will be relied upon in connection with the offering and sale of securities in compliance with the aforesaid exemption. Please direct any questions regarding this Questionnaire to (Quoc An Nguyen or Jane Ross) at (650) 843-5000.

     All information supplied will be treated in confidence, except that this Investor Questionnaire may be provided to such parties as deemed appropriate or necessary to establish the availability of an exemption from registration under the Act and under state securities laws.

               PLEASE COMPLETE, SIGN, AND DATE THIS QUESTIONNAIRE
                       AND RETURN IT TO THE ATTENTION OF:
                                 JANE ROSS, ESQ.
                               COOLEY GODWARD LLP
                               5 PALO ALTO SQUARE
                               PALO ALTO, CA 94306

   A PREPAID FEDERAL EXPRESS ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.

     PLEASE ANSWER EACH QUESTION. (Please print or type.) If the answer to any question is "None" or "Not Applicable," please so state.

Name of Investor:
                 ---------------------------------------------------------------
Citizenship:
            --------------------------------------------------------------------
Residence Address:
                  --------------------------------------------------------------
Social Security Number or
                         -------------------------------------------------------
Tax Identification Number:
                         -------------------------------------------------------
Occupation or Business:
                       ---------------------------------------------------------
Business Address:
                 ---------------------------------------------------------------

1. Individuals please respond to the following questions by placing an "X" next to the appropriate answer.


                                       1.

     (a) Did your individual income without regard to that of your spouse exceed $200,000 in the last two full calendar years, and do you reasonably expect such individual income to exceed $200,000 in the current year? For the purpose of this question, income includes earned income, as well as other items of ordinary income, such as dividends, interest, and royalties, but excludes capital gains.

          Yes ____ No ____

     (b) Did your joint income with your spouse exceed $300,000 in the last two full calendar years, and do you reasonably expect such joint income to exceed $300,000 in the current year? For the purpose of this question, income includes earned income, as well as other items of ordinary income, such as dividends, interest, and royalties, but excludes capital gains.

          Yes ____ No ____

     (c) Does your net worth or joint net worth with that of your spouse exceed $1,000,000?

          Yes ____ No ____

     (d) Are you a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934?

          Yes ____ No ____

     (e) Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:


          ------------------------------------------------

          ------------------------------------------------


     (f)  Are you a director or executive officer of the Company?

          Yes ____ No ____

2. Corporations, partnerships, and investors other than individuals, please answer the following questions:

     (a)  Under the laws of what jurisdiction were you formed? _________________

     (b) Were you formed for the purpose of investing in the securities being offered?

          Yes ____ No ____

     (c) Are you a national bank or a banking institution organized under the laws of any state or any territory of the United States or the District of Columbia?

          Yes ____ No ____


                                       2.

     (d) Are you a savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by any state or federal authority having supervision over such institution?

          Yes ____ No ____

     (e) Are you a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934?

          Yes ____ No ____

     (f) Are you a company (i) whose primary and predominant business is underwriting insurance and subject to the supervision by a regulatory agency under the laws of any state or territory, or (ii)registered as an investment company under the Investment Company Act of 1940, or
          (iii) a Small Business Investment Company licensed by the U.S. Small Business Administration ("SBIC")?

          Yes ____ No ____

     (g) Are you a "business development company" within the meaning of the Investment Company Act of 1940 or the Investment Advisers Act of 1940?

          Yes ____ No ____

     (h) Are you an employee benefit plan under the Employee Retirement Income Security Act of 1974 (a "Plan") with assets in excess of $5,000,000?

          Yes ____ No ____

          If you are such a Plan, but if the Plan's total assets do not exceed $5,000,000, are investment decisions for the Plan made by a bank, savings and loan association, insurance company or registered investment adviser acting as fiduciary? (If yes, please specify the name of the fiduciary.)

          Yes ____ No ____

          Name of Fiduciary: ___________________

          If you are a self-directed Plan, but if the Plan's total assets do not exceed $5,000,000, are investment decisions made solely by persons or entities that can answer yes to one or more of the questions under paragraphs (b) - (e) of Item 1, or (c) - (k) under this Item 2? (If yes, please specify the applicable Item and Paragraph.)

          Yes ____ No ____

          Item and Paragraph: ______________


                                       3.

     (i)  Are you (A)(i) a tax exempt organization which is qualified under
          Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, or
          (ii) a corporation, or (iii) a Massachusetts or similar business trust, or (iv) partnership, not formed for the specific purpose of acquiring the securities offered, and(B) which has assets in excess of $5,000,000?

          Yes ____ No ____

     (j) Are you a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment?

          Yes ____ No ____

          If yes, please attach a memorandum describing such person's educational background, professional memberships or licenses, current employment, principal business and professional activities during the last five years, and experience as an investor in securities. Include any additional information evidencing that such person has sufficient knowledge and experience in financial matters that such person would be capable of evaluating the merits and risks of investing in the securities being offered.

     (k) Are you an entity in which all of the equity owners are persons who are either (i) entities described in paragraphs (c) through (j) above;
          (ii) individuals whose net worth, or joint net worth with their spouses, exceeds $1,000,000; (iii)individuals whose income without regard to that of their spouses exceeded $200,000, or whose joint income with their spouses exceeded $300,000, in each of the last two years and who reasonably expect such individual income to exceed $200,000 or such joint income to exceed $300,000 this year; or (iv) individuals who are brokers or dealers registered pursuant to Section 15 of the Securities Exchange Act of 19347

          Yes ____ No ____

          If an equity owner is an entity described in paragraphs (h) or (j) under this Item 2, please provide the information required by such paragraph.

     (l) Set forth in the space provided below the (i) state(s), if any, in the United States in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) the state(s), if any, in which you are incorporated or otherwise organized, -and (iii) the state(s), if any, in which you still pay income taxes:


          ------------------------------------

          ------------------------------------

          ------------------------------------


                                       4.

     The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned agrees to notify Cooley Godward LLP immediately of any material change in the forgoing answers. In connection with his, her or its purchase of securities, the undersigned hereby further represents, warrants and certifies as follows:

     (a) That the undersigned has adequate means of providing for his, her or its current needs and personal contingencies, that the undersigned has no need now, and anticipates no need in the foreseeable future, to sell the securities, and the undersigned currently has sufficient financial liquidity to afford a complete loss of my investment in the Company.

     (b) That the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth and my investment in the securities will not cause such overall commitment to become excessive.

     (c) That all information which the undersigned has provided (or will provide) concerning the undersigned and its financial position, is correct and complete as of the date set forth below (or will be correct and complete as of the date when provided) and, if there should be any material change in such information prior to the undersigned having made its investment in the Company, the undersigned will immediately provide such information to the Company.

     (d) That the undersigned has received and carefully reviewed descriptive materials relating to the Company and any other materials relating thereto that the undersigned has requested.

     (e) That the undersigned has had an opportunity to ask questions of and receive answers from the authorized representatives of the Company, and to review any relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to the undersigned's full satisfaction.

     (f) That no person or entity, other than the Company or its authorized representatives, has offered the securities to the undersigned.

     (g) That the undersigned has such knowledge and experience in financial and business matters so that the undersigned is capable of evaluating the merits and risks of an investment in the Company, or the undersigned or the undersigned's financial and investment advisors together have such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Company.

     (h) That the securities for which the undersigned is completing this Investor Certificate will be acquired for the undersigned's own account for investment and not with a view toward subdivision, resale, or redistribution thereof in a manner prohibited under the Securities Act of 1933, as amended (the "Act"), and the undersigned does not presently have any reason to anticipate any change in my circumstances or other particular occasion or event which


                                       5.

would cause the undersigned has to sell such securities. The undersigned has no contract, undertaking, agreement, understanding, or arrangement with any person to sell, transfer, or pledge to any person any part or all of the securities which the undersigned is acquiring, or any interest therein, and have no present plans to enter into the same.

     (i) That it has been called to the undersigned's attention in connection with an investment in the Company that such investment is speculative in nature and involves a high degree of risk.

     (j) That the undersigned understand that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the securities.

THE UNDERSIGNED UNDERSTANDS AND ACKNOWLEDGES THAT THE UNDERSIGNED'S SIGNATURE TO THIS INVESTOR QUESTIONNAIRE SHALL CONSTITUTE THE UNDERSIGNED'S SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENTS, AND IF ACCEPTED BY THE COMPANY, WILL CONSTITUTE A LEGALLY BINDING OBLIGATION OF THE UNDERSIGNED; PROVIDED, HOWEVER, IF THE COMPANY DOES NOT ACCEPT THE FOLLOWING SIGNATURE PAGE, THE FOLLOWING SIGNATURE PAGE SHALL BE VOID.


                                       6.

                         SIGNATURE PAGE FOR THE INVESTOR
                     QUESTIONNAIRE, STOCK PURCHASE AGREEMENT
                        AND REGISTRATION RIGHTS AGREEMENT

     The undersigned Purchaser hereby executes the Investor Questionnaire, Stock Purchase Agreement and the Registration Rights Agreement with Coulter Pharmaceutical, Inc. (the "Company" ) and hereby authorizes this signature page to be attached to a counterpart of such documents executed by a duly authorized officer of the Company.

NUMBER OF SHARES
TO BE PURCHASED:
                ----------------------  ----------------------------------------
                                        NAME OF PURCHASER
                                        (PLEASE TYPE OR PRINT)

U.S. TAXPAYER ID NO., IF ANY:

                                        By
--------------------------------------    --------------------------------------
                                          Title:
                                                --------------------------------
                                          Address:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

Please set out below your registration requirements. IF SHARES ARE TO BE REGISTERED IN THE NAME OF MORE THAN ONE ENTITY, PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ENTITY. (PLEASE USE MULTIPLE PAGES, ONE FOR EACH ENTITY.)

NAME IN WHICH SHARES
ARE TO BE REGISTERED:
                     -----------------------------------------------------------
NUMBER OF SHARES TO
BE PURCHASED:
             -------------------------------------------------------------------
ADDRESS OF REGISTERED HOLDER
(IF DIFFERENT FROM ABOVE):
                          ------------------------------------------------------

                          ------------------------------------------------------

NUMBER OF SHARES OF THE COMPANY'S
COMMON STOCK CURRENTLY HELD BY THE ABOVE NAMED ENTITY:
                                                      --------------------------
CONTACT NAME AND TELEPHONE
NUMBER REGARDING SETTLEMENT
AND REGISTRATION:
     Name
         -----------------------------------------------------------------------

     Telephone Number
                     -----------------------------------------------------------


                                       7.